UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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TESSCO Technologies Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TESSCO Technologies Incorporated 11126 McCormick Road Hunt Valley, Maryland USA 21031

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
July 21, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), will be held at our offices located at 4775 Aircenter Circle, Reno, Nevada, 89502 USA, on Thursday, July 21, 2005 at 9:00 a.m., local time, for the following purposes:

1.     To elect two directors for a three-year term ending at the Annual Meeting of Shareholders to be held in 2008 and until their respective successors are duly elected and qualify.

2.     To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

3.     To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on June 1, 2005 as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the record date will be available for inspection at the Company’s corporate headquarters during business hours for a period of ten days before the Annual Meeting.

The primary purpose of the 2005 annual meeting will be to tabulate the votes cast on the above matters. It is not anticipated that any other business will be conducted at that time.

We invite your attention to the attached Proxy Statement and to the enclosed Annual Report of the Company for the fiscal year ended March 27, 2005.

By Order of the Board of Directors,

David M. Young
Acting Chief Financial Officer and Corporate Secretary
Hunt Valley, Maryland
June 16, 2005

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland USA 21031

PROXY STATEMENT

INTRODUCTION

General

This Proxy Statement is furnished to shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held at our offices located at 4775 Aircenter Circle, Reno, Nevada 89502, on Thursday, July 21, 2005 at 9:00 a.m., local time, and at any adjournment or postponement thereof.

Solicitation

The solicitation of proxies is being made primarily by mail, but directors, officers, employees, and contractors retained by the Company may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost to the Company not to exceed $6,500. In addition, the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

This Proxy Statement and the accompanying form of proxy are being sent to shareholders on or about June 17, 2005.

Voting Rights and Outstanding Shares

The Board of Directors of the Company has fixed the close of business on June 1, 2005 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 4,245,636 shares of Common Stock, $0.01 par value per share, of the Company were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Your vote is important.   Because most of our shareholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see what options are available to you. If you vote by proxy over the Internet, please be aware that you may incur costs such as telecommunication and Internet access costs for which you may be responsible. The Internet and telephone proxy vote facilities for shareholders of record will close at 11:00 p.m. Eastern Daylight Time on the business day prior to the Annual Meeting day.

A shareholder may, with respect to the election of directors, (i) vote “FOR” the election of the named director nominees, (ii) “WITHHOLD AUTHORITY” to vote for all named director nominees, or (iii) vote for the election of all director nominees other than any nominee with respect to whom the shareholder withholds authority to vote. A shareholder may, with respect to each other matter specified in the notice of meeting, (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter, or (iii) “ABSTAIN” from voting on the matter.

All shares of Common Stock entitled to vote and represented by properly submitted proxies received prior to the Annual Meeting and not revoked, will be voted in accordance with your instructions. If no instructions are indicated, the shares of Common Stock represented by a properly submitted proxy will be voted “FOR” the election of the named director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted by the shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Stock. These “nonvoted shares,” i.e., shares subject to a proxy which are not being voted with respect to a particular matter, will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

Revocation of Proxies

A proxy may be revoked at any time before its exercise by the filing of a written revocation with David M. Young, Acting Chief Financial Officer and Corporate Secretary of the Company, by timely providing a later-dated proxy (including by Internet or telephone vote), or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

Required Vote

The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. Accordingly, if a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. Therefore, assuming the presence of a quorum at the Annual Meeting and that no additional nominees are nominated, withholding authority to vote for a director(s) and “nonvoted shares” with respect to the election of directors will not affect the outcome of the election of directors.

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve each matter other than the election of directors. Under Delaware law, abstentions with respect to matters other than the election of directors are generally considered as shares present and entitled to vote and thus have the same effect as a vote against such matter. “Nonvoted shares” with respect to such a matter will not be considered as entitled to vote on the matter and thus will not affect the determination of whether the matter is approved.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Submission of a proxy, however, confers on the designated proxy, the authority to vote the shares in accordance with their discretion on such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof. In the event that sufficient votes in favor of any proposal set forth in the Notice of Annual Meeting are not received by July 21, 2005, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the meeting, and will have discretionary authority to vote the shares represented by proxies in respect of any such adjournment proposal. Proxies solicited by means of this proxy statement will be tabulated by inspectors of election designated by the Board, who will not be employees or directors of the Company or any of its affiliates.

PROPOSAL 1. Election of Directors

The Company’s Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, and each class having a three-year term. Each year the directors in one class are elected to serve for a term of three years. The Board of Directors is currently composed of eight members. One class of directors, consisting of Robert B. Barnhill and Benn R. Konsynski, has a term of office expiring at the Annual Meeting and until their successors are elected and qualified. Messrs. Barnhill and Konsynski have each been nominated by the Board of Directors for re-election to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2008 and until their successors are elected and qualified. In the event that either nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

The Board of Directors recommends a vote “FOR” the election of the named director nominees.

Set forth below is information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

Nominees for Director for a Three-Year Term Expiring at the 2008 Annual Meeting

Robert B. Barnhill, Jr., age 61, has served as President and Chief Executive Officer of the Company since founding the business in its current form, in 1982. Mr. Barnhill has been a director of the Company since 1982, and has been Chairman of the Board since November 1993.

Benn R. Konsynski, Ph.D., age 54, has been a director of the Company since November 1993. He is the George S. Craft Professor of Business Administration for Decision and Information Analysis at the Goizueta Business School of Emory University. He was named Hewlett Fellow at the Carter Center in 1995. Prior to arriving at the Goizueta Business School, he was on the faculty at the Harvard Business School for seven years where he taught in the MBA program and several executive programs. Professor Konsynski specializes in issues of digital commerce and information technology in relationships across organizations.

Directors Continuing in Office

Directors whose term will expire at the 2006 Annual Meeting:

John D. Beletic, age 53, has been a director of the Company since July 1999. Since July 2002, he has served as a venture partner with Oak Investment Partners, a venture capital firm. In addition, Mr. Beletic serves on the Boards of iPass, Inc. (Nasdaq: IPAS), Fiber Tower, iBahn, and Aventail, Inc. He is also on the Advisory Board of Data Return. From August 1994 until December 2001, he served as Chairman and Chief Executive Officer of WebLink Wireless, Inc. WebLink Wireless, Inc. filed for voluntary bankruptcy protection in May 2001. Prior to 1994, he was a Venture Partner at Morgan Stanley Venture Capital Partners following a five-year term as President and CEO of Tigon which was acquired by Ameritech.

Daniel Okrent, age 57, has been a director of the Company since January 2004. In 2005 he completed his term as the first public editor of the New York Times. Prior to his position with the New York Times, he was editor-at-large of Time, Inc. where he was also editor of new media and managing editor of LIFE magazine. Mr. Okrent formerly served on the Board of Lands’ End, Inc., and is chairman of the National Portrait Gallery, a division of the Smithsonian Institution.

Morton F. Zifferer, Jr., age 57, has been a director of the Company since November 1993. He has served as Chairman and CEO of New Standard Corporation, a metal products manufacturer, since 1983. Mr. Zifferer and New Standard Corporation have partnered with several Fortune 500 companies globally to implement and execute lean manufacturing techniques and practices.

Directors whose term will expire at the 2007 Annual Meeting:

Jerome C. Eppler, age 81, has been a director of the Company since 1985. He is the owner of Eppler & Company, a private financial advisor and also currently serves as Chairman of the World Advisory Council for the Colorado State University School of Business, Fort Collins, Colorado.

Susan D. Goodman, age 50, has been a director of the Company since March 2005. Ms. Goodman founded the strategic marketing consultancy firm Goodman & Company in 2003. Prior to that, Ms. Goodman served as Chief Corporate Development Officer for Answerthink, an interactive marketing agency. Ms. Goodman serves on the Advisory Board of AD:TECH, the Operating Committee of the Direct Marketing Association’s (DMA) Marketing and Technology Council, the Board of Directors of the Byrd Hoffman Watermill Foundation and the DMA’s Direct Marketing Educational Foundation (DMEF), where she is a member of the Executive Committee and chairs the Strategic Planning committee.

Dennis J. Shaughnessy, age 58, has been a director of the Company since 1989. He is Chairman of the Board of FTI Consulting Inc. (NYSE:FCN). Prior to joining FTI, Mr. Shaughnessy served as General Partner of Grotech Capital Group, a venture capital firm. Prior to joining Grotech, Mr. Shaughnessy had been President and CEO of CRI International, an international petroleum refining service business.

Board Independence

The Board has determined that each of the current directors, other than Mr. Barnhill, are independent within the meaning of the Company’s director independence standards, which reflect both The Nasdaq National Market and Securities and Exchange Commission director independence standards, as currently in effect. Furthermore, the Board has determined that none of the members of the three standing committees of the Board of Directors has any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of our independence standards.

Meetings and Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The membership during the last fiscal year and the function of each of the committees is described below. The Board of Directors met eight (8) times during fiscal 2005. During fiscal 2005, no director attended fewer than 75% of the total number of meetings of the Board held while a director, or Committee meetings held while a member. The Company does not have a policy on director attendance at Annual Meetings but all of our directors are invited and encouraged to attend the Annual Meetings. All of our then seven directors were in attendance at the 2004 Annual Meeting.

Board Committee Membership

Director	Audit Committee	Compensation Committee	Nominating Committee
Jerome C. Eppler	X		X
Benn R. Konsynski	X		X
Morton F. Zifferer	X	X
John D. Beletic		X
Dennis J. Shaughnessy		X	X
Daniel Okrent			X

Susan D. Goodman became a director in March 2005, and her committee membership is expected to be determined at the July 2005 board meeting.

Audit Committee

The Audit Committee is primarily concerned with the effectiveness of the audits of the Company by the Company’s independent auditors. Its duties include approving the selection of the independent registered public accounting firm, reviewing the scope of audits conducted by them, as well as the results of their audits, and reviewing the organization and scope of the Company’s internal system of accounting and financial controls. The Audit Committee met eight (8) times during fiscal 2005. A copy of the Audit Committee charter is available for review on our Web site (http://www.tessco.com), under the heading “Corporate.” The Board of Directors has determined that Mr. Zifferer is the audit committee financial expert as defined by applicable SEC rules.

Compensation Committee

The Compensation Committee provides assistance to the members of the Board of Directors in fulfilling their responsibilities to the shareholders, potential shareholders and the investment community relating to compensation practices of the Company, including salary and other forms of compensation. The Compensation Committee’s primary duties and responsibilities are to formulate and recommend compensation policies of the Company that will enable the Company to attract and retain high-quality leadership and that are consistent with the Company’s established compensation philosophy. The Compensation Committee met three (3) times during fiscal 2005. A copy of the Compensation Committee charter is available for review on our Web site (http://www.tessco.com), under the heading “Corporate.”

Nominating Committee

The Company has a Nominating Committee, the functions of which include making recommendations to the Board regarding matters and practices concerning the Board, its committees and individual directors; evaluation of the current composition and governance structure of the Board of Directors and determination of its future requirements; making recommendations concerning nominees for election to the Board of Directors; and the appointment of Directors to Board Committees and the selection of Chairpersons of the Board Committees. The Nominating Committee met three (3) times during fiscal 2005. The Committee performs other related functions and is governed by a charter, a copy of which is available for review on our Web site (http://www.tessco.com), under the heading “Corporate.”

The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. The Committee also examines a candidate’s specific experiences and skills, time availability, potential conflicts of interest and independence from management and the Company. Candidates may be identified through various means including by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, by the retention of third party consultants to assist in this process, and by considering director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration other factors it determines to be relevant, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must include the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected and nominated. The shareholder recommendation and information must be sent to the Corporate Secretary at 11126 McCormick Road, Hunt Valley, Maryland 21031 USA. Once a potential candidate has been identified, the Committee may collect and review information regarding the candidate to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, personal contact with the candidate may be made and further review of the candidate’s accomplishments, qualifications and willingness to serve may be undertaken and compared to other candidates. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration other factors, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Shareholder Communications with Directors

The Board of Directors recommends that shareholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary. Stockholders can send communications by e-mail to corporatesecretary@tessco.com, or by fax to (410) 229-1669 or by mail to Corporate Secretary, TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Compensation

In consideration for services on the Board, each non-employee Director of the Company is paid $25,000 per fiscal year plus $2,500 for each meeting of the Board and $1,000 for each meeting of a Committee of the Board that he or she attends. Each Director is also separately reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings. Directors are also eligible for awards under the Company’s Amended and Restated 1994 Stock and Incentive Plan. During fiscal 2005, the then current Directors received Performance Stock Units (PSUs) under the 1994 Stock and Income Plan. Mssrs. Beletic, Eppler, Konsynski, Shaughnessy and Zifferer received PSUs entitling them each to earn up to 19,000 shares and Mr. Okrent received PSUs entitling him to earn up to 20,000 shares of Company Common Stock upon full satisfaction of annual or cumulative Company earnings per share performance goals over a three-year performance cycle consisting of fiscal years 2005, 2006 and 2007. Once earned, shares are then issued in equal installments commencing on May 1 following the corresponding annual or cumulative measurement period, and continuing on May 1 of each of the following years through May 2008, provided that the recipient remains associated with the Company through the issue date. Based on Company performance for fiscal 2005, each of Mssrs. Beletic, Eppler, Konsynski, Shaughnessy, and Zifferer earned 4,576 shares, and Mr. Okrent earned 4,817 shares, of which 25% have been issued, and the remaining 75% will be issued in equal annual installments in May 2006, 2007 and 2008, provided that the recipient remains associated with the Company on the issue date. The value of the shares issued to date, based on the closing price of the Company’s Common Stock on the Nasdaq National Market on March 24, 2005, of $14.76 per share, equals $16,885 in the case of each of Mssrs. Beletic, Eppler, Konsynski, Shaughnessy, Zifferer, and $17,771 in the case of Mr. Okrent. At the time of joining the Board of Directors at the commencement of fiscal 2006, Ms. Goodman received PSUs entitling her to receive an aggregate of 13,333 shares of Company Common Stock upon terms and with performance goals identical to those applicable to the PSUs granted previously to the other non-employee directors, except that the performance goals cover only fiscal 2006 and 2007, the remaining years of the three year performance cycle for the PSUs received by the other non-employee directors.

PROPOSAL 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending March 26, 2006, and the Company seeks ratification of such appointment by the shareholders. Ernst & Young LLP has audited our financial statements commencing with the fiscal year ended March 30, 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Shareholder ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-laws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to approve the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if they determine that such a change would be in the best interest of our shareholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006.

Security Ownership of Management and Principal Shareholders

The following table sets forth information regarding the ownership of Common Stock of the Company, as of June 1, 2005 by (i) all shareholders known by the Company to beneficially own more than five percent of the Common Stock, (ii) each of the directors and the other executive officers for whom such reporting is required during fiscal 2005 (the “Named Executive Officers”), and (iii) all directors and Named Executive Officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Directors, Nominees for Director and Named Executive Officers:
Robert B. Barnhill, Jr.(2)	890,274	21.0%
John Beletic(3)	24,744	*
Jerome C. Eppler(4)	18,144	*
Susan D. Goodman(5)	—	—
Benn R. Konsynski, Ph.D.(4)	36,144	*
Daniel Okrent	7,204	*
Dennis J. Shaughnessy(4)	16,594	*
Morton F. Zifferer, Jr.(4)	36,144	*
Christina M. Corner(6)	20,695	*
Gerald T. Garland(7)	6,162	*
Richard A. Guipe(8)	12,122	*
Douglas A. Rein(8)	14,985	*
All directors and Named Executive Officers as a group (12 persons)(9)	1,083,212	25.5%
Principal Shareholders:
Advisory Research, Inc.(10)	550,075	13.0%
Discovery Group I, LLC(11)	478,330	11.3%
American Century Companies, Inc.(12)	229,860	5.4%

*       Less than 1% of the outstanding Common Stock.

(1)    Unless otherwise noted, each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. Persons are deemed to beneficially own shares which they have the right to acquire beneficial ownership of within 60 days. Shares subject to options exercisable within 60 days of June 1, 2005 are deemed outstanding for computing the percentage of the outstanding shares held by the person holding such options, but not for computing the percentage of shares held by any other person.

(2)    Includes 150,000 shares held by Mr. Barnhill’s spouse and children; 53,000 shares subject to currently exercisable stock options; 4,000 shares subject to options exercisable within 60 days of June 1, 2005; and 10,000 shares held by a private charitable foundation of which Mr. Barnhill and his spouse are the sole directors. Mr. Barnhill disclaims beneficial ownership over the shares held by the foundation. Mr. Barnhill’s address is 11126 McCormick Road, Hunt Valley, Maryland 21031.

(3)    Includes 13,000 shares subject to a currently exercisable stock option and 2,000 shares subject to options exercisable within 60 days of June 1, 2005.

(4)    Includes 3,000 shares subject to currently exercisable stock options and 2,000 shares subject to options exercisable within 60 days of June 1, 2005.

(5)    Ms. Goodman was named as a Director on March 10, 2005. Her term of office commenced March 28, 2005.

(6)    Includes 18,000 shares subject to currently exercisable stock options.

(7)    Includes 3,000 shares subject to currently exercisable stock options.

(8)    Includes 6,000 shares subject to currently exercisable stock options and 4,000 shares subject to options exercisable within 60 days of June 1, 2005.

(9)    Includes 112,200 shares subject to currently exercisable stock options and 22,800 shares subject to options exercisable within 60 days of June 1, 2005.

(10)  Derived from Form 13G filed by Advisory Research, Inc. on February 10, 2005. Advisory’s address is 180 North Stetson Avenue, Chicago, Illinois 60601.

(11)  Derived from Form 4 filed by Discovery Group I, LLC on June 1, 2005. Discovery’s address is Hyatt Center, 24th Floor, 71 South Wacker Drive, Chicago, Illinois 60606.

(12)  Derived from Form 13G filed by American Century Companies, Inc. on February 11, 2005. American Century’s address is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

Equity Compensation Plan Information

The following table sets forth information as of March 27, 2005 with respect to the Company’s Amended and Restated 1994 Stock and Incentive Plan, Team Member Stock Purchase Plan, and options granted pursuant to other compensation arrangements.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders	823,625 (1)	$3.80	(2)	367,182 (3)
Equity compensation plans not approved by security holders(4)	15,000	$21.63		—
	838,625	$4.12	(5)	367,182

(1)    Includes an aggregate of 580,750 shares of common stock subject to issuance pursuant to performance stock units, or PSUs, granted pursuant to the 1994 Amended and Restated Stock and Incentive Plan. Of these 580,750 shares, 137,518 shares were earned during fiscal 2005, of which 34,380 shares immediately vested and were delivered to recipients in May 2005. The remaining shares earned during fiscal 2005 will be issued in equal annual installments, on or about May 1, 2006, 2007 and 2008, provided that the recipient remains employed by or associated with the Company on each of these issue dates. The 443,232 shares not earned to date may be earned upon achievement of Company and (except in the case of non-employee director recipients) individual performance goals for fiscal 2006 and 2007. Once earned, shares are then issued in equal installments commencing on May 1 following the corresponding measurement period and continuing on May 1 of each of the following years through May 2008, provided that the recipient remains employed by or associated with the Company through the issue date. Achievement of Company performance goals requires certain earnings per share results (after accounting for any corresponding compensation charges) cumulatively through fiscal 2007, or separately for each of fiscal years 2006 and 2007, as previously established and determined by the Compensation Committee of the Board of Directors. All of these shares will be issued only if applicable individual performances goals are fully met and cumulative earnings per share reach or exceed cumulative goal targets. If actual cumulative earnings per share are between the threshold and goal targets, or if only annual and not cumulative targets are met, or if applicable individual performance goals are not fully met, a smaller number of shares would be earned, and if the individual recipient does not remain employed by or associated with the Company on the issue date, the shares are not issued even though previously earned. If neither annual nor cumulative earnings meet the threshold targets, no additional shares will be earned. Does not reflect PSUs issued on May 2, 2005 which provide recipients with the opportunity to earn up to 116,875 additional shares of the Company’s common stock on the basis of fiscal 2006 individual and Company performance, and provided the recipient remains employed by or associated with the Company through the issue date for any shares earned.

(2)    Reflects a weighted average exercise price of $12.88 per share for 242,875 issued and outstanding options, and no exercise price per share to be paid for shares issuable pursuant to PSUs.

(3)    Includes 162,612 shares of common stock available for purchase under the Company’s Team Member Stock Purchase Plan and 204,570 shares remaining available for issuance pursuant to future award grants under the Amended and Restated 1994 Stock and Incentive Plan. Does not reflect PSUs issued on May 2, 2005 which provide recipients with the opportunity to earn up to 116,875 additional shares of the Company’s common stock.

(4)    Includes options granted pursuant to compensation arrangements other than a formal plan, all of which were granted at not less than fair-market value on the date of the grant, provide for vesting over a period of four years and have a term of six years from the date of the grant.

(5)    Reflects a weighted average exercise price of $13.40 per share for 257,875 issued and outstanding options, and no exercise price per share to be paid for shares issuable pursuant to PSUs.

Executive Compensation and Other Information

The following table summarizes the compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer during fiscal 2005, 2004 and 2003 and the Company’s other executive officers (the “Named Executive Officers.”)

		Annual Compensation		Long-Term Compensation
				Awards		Payouts
				Options		LTIP
	Fiscal		Bonus	(# of	Restricted	Payouts	All Other
Name and Principal Position	Year	Salary ($)	($)(1)	Shares)	Stock ($)(2)	($)(3)	Compensation ($)
Robert B. Barnhill Jr.,	2005	450,000	180,000	—	159,954	53,328	79,749	(4)
Chairman of the Board,	2004	450,000	100,000	—	—	—	307,358	(4)
President and Chief	2003	450,000	315,000	40,000	—	—	32,435	(4)
Executive Officer
Christina M. Corner,	2005	200,000	85,000	—	116,634	38,878	2,050	(5)
Senior Vice President,	2004	200,000	65,000	—	—	—	898	(5)
Sales and Market	2003	178,462	55,000	30,000	—	—	—
Development
Gerald T. Garland	2005	200,000	85,000	—	133,312	44,428	2,204	(6)
Senior Vice President,	2004	180,385	65,000	10,000	—	—	—
Mobile Devices and
Accessories Line of Business
Richard A. Guipe,	2005	236,539	25,000	—	74,641	24,885	540	(7)
Senior Vice President,	2004	250,000	13,320	—	—	—	25,580	(7)
Network Infrastructure	2003	250,000	40,000	—	—	—	53,988	(7)
Line of Business
Douglas A. Rein,	2005	210,577	50,000	—	106,641	35,542	2,088	(8)
Senior Vice President,	2004	200,000	33,300	—	—	—	15,678	(8)
Fulfillment and Operations	2003	200,000	70,000	—	—	—	2,560	(8)

(1)          Represents bonuses paid pursuant to the Company’s Officers’ Reward for Results Program, and for 2003 includes special bonuses paid for the extraordinary recovery efforts in response to the October 12, 2002 flooding of the Company’s Global Logistics Center. These special bonuses were $60,000 for Mr. Barnhill, $5,000 for each of Mr. Guipe and Ms. Corner, and $30,000 for Mr. Rein.

(2)          Represents the dollar value of stock awards earned, but not yet issued pursuant to the Performance Stock Units. Mr. Barnhill earned 14,450 shares, Ms. Corner earned 10,536 shares, Mr. Garland earned 12,042 shares, Mr. Guipe earned 6,743 shares and Mr. Rein earned 9,633 shares. Twenty-five percent of the shares earned have been issued to the recipients. See footnote 3 below. The remaining 75% of the earned shares will be issued in equal annual installments on or about May 1, 2006, 2007 and 2008, provided that the recipient remains employed by or associated with the Company on each of these issue dates. Values are based on the closing price of the Company’s Common Stock on the Nasdaq National Market on March 24, 2005, of $14.76 per share. See Long-Term Incentive Awards—Awards in Last Fiscal Year.

(3)          Represents the dollar value of stock awards earned and issued for fiscal 2005 pursuant to Performance Stock Units. The shares earned and issued for fiscal 2005 represent 25% of the aggregate earned by each recipient for fiscal 2005. See footnote 2 above. Mr. Barnhill was issued 3,613 shares, Ms. Corner was issued 2,634 shares, Mr. Garland was issued 3,010 shares, Mr. Guipe was issued 1,686 shares and Mr. Rein was issued 2,408 shares. Values are based on the closing price of the Company’s Common

Stock on the Nasdaq National Market on March 24, 2005, of $14.76 per share. See Long-Term Incentive Awards—Awards in Last Fiscal Year.

(4)          Includes (i) premiums in the amount of $12,500 for a life insurance policy; (ii) premiums in the amount of $17,995 in fiscal 2003 for a split-dollar life insurance policy arrangement with the Company, cancelled in May 2003; (iii) payments made to Mr. Barnhill in lieu of split-dollar insurance policy cancelled in 2003 in the amount of $48,750 and $65,000 for 2004 and 2005, respectively; (iv) $1,940, $2,928 and $2,249 allocated to Mr. Barnhill’s Retirement Savings Plan account in fiscal 2003, 2004 and 2005, respectively; and (v) $243,180 paid under the Company’s Stock Option Repurchase Program during fiscal 2004. Does not include a $40,995 insurance premium payment by the Company for fiscal 2003, 2004 and 2005, related to an insurance policy designed to fund the supplemental executive retirement plan for Mr. Barnhill. See “Employment Agreement.” The Company is the sole beneficiary of the policy.

(5)          Represents amounts allocated to Ms. Corner’s Retirement Savings Plan Account.

(6)          Represents amounts allocated to Mr. Garland’s Retirement Savings Plan Account.

(7)          Represents a $50,000 special bonus in 2003; $3,988, $1,450 and $540 allocated to Mr. Guipe’s Retirement Savings Plan Account for fiscal years 2003, 2004 and 2005, respectively; and $24,130 paid under the Company’s Stock Option Repurchase Program during fiscal 2004.

(8)          Represents $2,560, $1,178 and $2,088 allocated to Mr. Rein’s Retirement Savings Plan Account for fiscal years 2003, 2004 and 2005, respectively; and $14,500 paid under the Company’s Stock Option Repurchase Program during fiscal 2004.

Employment Agreements

Mr. Barnhill.   Pursuant to the terms of an employment agreement between the Company and Mr. Barnhill entered into in March 1994, as amended, Mr. Barnhill is employed as Chairman of the Board, President and Chief Executive Officer of the Company at a current annual base salary of $450,000, and is eligible for additional cash bonuses in accordance with the Company’s Reward for Results Program. The Reward for Results Program is designed to reward the Company’s officers based upon the growth in the Company’s earnings per share and improvement in other key individual and corporate performance measures. The employment agreement provides for an initial term of three years, and, unless the Board of Directors notifies Mr. Barnhill otherwise before the end of any calendar year, the term of the agreement automatically renews daily for the succeeding three-year period.

The employment agreement also provides for (i) the establishment of a supplemental executive retirement plan, which will provide Mr. Barnhill with a $75,000 annual pension benefit payable upon Mr. Barnhill’s retirement, termination of employment for reasons other than cause (as defined in the employment agreement) or attainment of age 62, and (ii) a long-term disability policy providing Mr. Barnhill with a benefit equal to not less than 70% of his annual base salary. In addition, as required by the employment agreement, the Company had since April 1994 paid the premiums on a $2,000,000 second-to-die split-dollar life insurance policy on Mr. Barnhill and his spouse. Because of then proposed changes in the income tax regulations relating to the tax treatment of split-dollar insurance policies, and because of concerns that continuing the split-dollar arrangement, as required by the employment agreement, would violate the Sarbanes-Oxley Act of 2002, the Company and Mr. Barnhill agreed, effective May 2003 to terminate the split-dollar arrangement, and in order to afford Mr. Barnhill an equivalent after-tax benefit, to amend the employment agreement to provide for an additional annual payment to Mr. Barnhill (for as long as the Company is required to fund a comparable life insurance policy) of approximately $65,000.

In the event of the termination of Mr. Barnhill’s employment for certain reasons, including death, disability or a termination resulting from a change in control of the Company (as defined in the employment agreement), the employment agreement provides for payment to Mr. Barnhill, when and as due, of the total salary payable to him for the next three years, plus bonuses to which he would have been entitled had he remained in the employ of the Company during the three-year period. In addition, Mr. Barnhill would be entitled to receive the employee benefits he would have received during such three-year period or an after-tax payment in an amount equal to the value of such benefits.

Senior Vice Presidents.   The Company is also party to employment letter agreements with each of its Senior Vice Presidents. Each is entitled to receive performance based bonuses in accordance with the Company’s Reward for Results Program, and provide for severance payments of six months salary, depending upon the date of termination of employment, in the event that their employment is terminated by the Company “without good cause” or by them for “good reason”, as such terms are defined in the employment letter agreements.

401(k) and Non-Qualified Deferred Compensation Plans

The Company has a 401(k) plan, which covers all eligible employees. Contributions to the plan can be made by employees, as well as by the Company at the discretion of the Company. The Company’s 401(k) plan expense during fiscal 2005 totaled $235,900.

The Company maintains a nonqualified deferred compensation plan for directors and certain management personnel. Effective January 1, 2005, the plan was closed to all new contributions and balances then existing remain as plan assets under the prior plan structure. All plan assets are held in an irrevocable Rabbi trust. The Company made no contributions to the plan; contributions were made solely by the individual participants.

Stock-Based Compensation Plans

The Company’s Amended and Restated 1994 Stock and Incentive Plan (the 1994 Plan) provides for the grant or award to regular full-time employees (including officers) and non-employee directors of stock options, stock appreciation rights, restricted stock, restricted stock units and other “performance awards,” which may be denominated in shares of Common Stock or other securities of the Company. The maximum number of shares of Common Stock issuable pursuant to awards granted under the 1994 Plan is 1,172,500, subject to adjustment to reflect stock splits and other similar events. As of June 1, 2005, 34,380 shares of common stock had been issued to recipients pursuant to PSUs previously granted, and as of that same date 629,588 additional shares of the Company’s common stock remained subject to issuance pursuant to outstanding PSUs. Also as of June 1, 2005, options for 144,305 shares had been granted and exercised and options for 241,500 shares had been granted and remained outstanding (i.e., had not lapsed, been cancelled, repurchased or expired). Accordingly, as of June 1, 2005, the number of shares of Common Stock available for future award grants under the 1994 Plan was 122,727.

On June 5, 2003, the Company completed a stock option repurchase program whereby options issued under the 1994 Plan with respect to an aggregate of 701,045 shares were repurchased by the Company at an after tax cost to the Company of $307,000.

The Company also formerly maintained the 1984 Employee Incentive Stock Option Plan (the 1984 Plan), which provided for the grant of options to acquire up to an aggregate of 401,250 shares of Common Stock. As of June 1, 2005, options for 361,750 shares had been granted and exercised and no options remained outstanding under the 1984 Plan. No further grants are permitted under the 1984 Plan. Options under the 1984 Plan for an aggregate of 42,500 shares were repurchased by the Company pursuant to the stock option repurchase program completed in June 2003.

In addition, the Company maintains the Team Member Stock Purchase Plan. This plan permits eligible employees to purchase up to an aggregate of 200,000 shares of the Company’s Common Stock at 85% of the lower of the market price on the first day of a six-month period and the market price on the last day of that same six-month period. During fiscal 2005, 4,788 shares were sold to employees under this plan.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to option exercises in and year-end option values for fiscal 2005 for the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year-end	Value of Unexercised In-the-Money Options at Fiscal Year-end
Name	Shares Acquired On Exercise	Value Realized(1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable(2)
Robert B. Barnhill, Jr.	3,000	2,070	53,000/37,000	106,480/155,320
Christina M. Corner	—	—	9,000/21,000	11,160/26,040
Gerald T. Garland	—	—	—/10,000	—/81,900
Richard A. Guipe	—	—	6,000/4,000	18,960/12,640
Douglas A. Rein	—	—	6,000/4,000	18,960/12,640

(1)          The value realized represents the difference between the market value per share of the Company Common Stock on the date of exercise and the per share exercise price, multiplied by the applicable number of shares for which options were exercised. The 3,000 shares that Mr. Barnhill acquired on exercise were related to non-plan options granted in 1994. All unexercised options reflected in the above table were issued pursuant to the 1994 Stock and Incentive Plan.

(2)          Value is based on the difference between the stock option exercise price and the closing price of the Company’s Common Stock on the Nasdaq National Market on March 24, 2005 of $14.76 per share.

Long-Term Incentive Plans—Awards in Last Fiscal Year

The following table sets forth information with respect to long-term incentive awards made during fiscal 2005 for the Named Executive Officers.

			Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of shares, Units or other Rights(1)	Performance or Other Period Until Maturation or Payout(2)	Threshold No. Shares(3)	Maximum No. Shares(4)
Robert B. Barnhill, Jr.	60,000	1-4 years	22,500	60,000
Christina M. Corner	35,000	1-4 years	13,125	35,000
Gerald T. Garland	40,000	1-4 years	15,000	40,000
Richard A. Guipe	40,000	1-4 years	15,000	40,000
Douglas A. Rein	40,000	1-4 years	15,000	40,000

(1)          Represents performance stock units, or PSUs, granted under the Company’s 1994 Stock and Incentive Plan. Each PSU entitles the recipient to receive one share of common stock upon the achievement of individual and Company performance goals, and provided that the recipient remains continually associated with the Company through the vesting period. Achievement of the Company performance goals requires certain earnings per share results (after accounting for any corresponding compensation charge), cumulatively through fiscal 2007, or separately for each of fiscal 2005, 2006 and 2007, as previously established and determined by the Compensation Committee of the Board of Directors. Assuming that the applicable individual and Company performance goals are achieved, the award is then payable through share issuances, in equal annual installments commencing May 1 following the corresponding measurement period and continuing on that same date on each of the then succeeding years, through May 1, 2008, provided that the recipient remains continually associated with the Company until the applicable payment is made. No shares are issued if the applicable performance goals are not achieved. See the Executive Compensation and Other Information Table for details of shares earned for fiscal 2005.

(2)          While the PSUs target cumulative growth through fiscal 2007, some payments can be made in respect of annual performance measured separately for each of fiscal 2005, 2006 and 2007, assuming all other conditions to payment are met, and without regard to cumulative Company performance. If not earned on the basis of annual performance, the shares underlying these awards may nevertheless be earned upon the achievement of cumulative performance goals over multiple years.

(3)          Represents maximum numbers of shares that may be earned assuming only “threshold” Company performance goals (measured in earnings per share and after accounting for any corresponding earnings charge) are achieved annually or cumulatively over fiscal years 2005, 2006 and 2007, and provided that the recipient annually achieves the maximum individual performance score and remains associated with the Company through May 2008. If threshold performance goals are not met, no shares are issued, and if the recipient does not remain employed by or associated with the Company on the issue date, shares are not issued, even though earned. The value of these shares that would be earned assuming threshold performance is achieved and continued employment or association of the recipient with the Company through May 2008, based on the closing price of the Company’s Common Stock on the Nasdaq National Market on March 24, 2005, of $14.76 per share, is as follows: Mr. Barnhill, $332,100; Ms. Corner, $193,725; and for each of Mssrs. Garland, Guipe and Rein, $221,400.

(4)          Represents maximum number of shares that may be earned assuming maximum Company performance goals (measured in earnings per share and after accounting for any corresponding earnings charge) are achieved annually or cumulatively for fiscal years 2005, 2006 and 2007, and the recipient achieves the maximum individual performance score for each of these fiscal years and remains employed by or associated with the Company through May 2008. The value of these shares that would be earned assuming the maximum performance goals are achieved and continued employment or association of the recipient with the Company through May 2008, based on the closing price of the Company’s Common Stock on the Nasdaq National Market on March 24, 2005, of $14.76 per share, is as follows: Mr. Barnhill, $885,600; Ms. Corner, $516,600; and for each of Mssrs. Garland, Guipe and Rein, $590,400.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including all or any portions of this Proxy Statement, the following report and Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

Compensation Committee Report on Executive Compensation

OVERVIEW

The Board of Directors has delegated to the Compensation Committee responsibility for developing and administering programs for compensating the Company’s executive officers. The Company’s management team has substantial experience in the distribution industry in general and the wireless communications industry in particular. Robert B. Barnhill, Jr. founded the Company, is a major shareholder, serves as Chairman of the Board, President and Chief Executive Officer (CEO), and has been instrumental in the Company’s business success. The Company and the Compensation Committee intend to maintain compensation policies, plans and programs that will attract and retain executive officers who they believe possess the ability to enhance shareholder value. The Committee’s charter reflects these various responsibilities and the Committee and the Board periodically review and revise the charter. The Board determines the Committee’s membership, which is composed of entirely independent directors.

The general compensation philosophy at TESSCO is that total compensation should vary with TESSCO’s performance in achieving certain financial and non-financial objectives. This philosophy applies to all TESSCO team members, with a more significant amount of compensation at risk as the level of responsibility increases.

The executive compensation program is designed to promote the following objectives:

1.     Attract, retain, and motivate executives who can significantly contribute to the short-term and long-term success and develop the overall talent of the Company.

2.     Reward the achievement of business objectives that have been approved by the Board.

3.     Provide a rational and consistent executive compensation system that is well communicated and understood by the participants.

4.     Tie a significant portion of executive compensation to the accomplishment of the Company’s strategic goals and the creation of long-term shareholder value.

5.     Provide motivational programs that focus on effective compensation, leadership development and growth opportunities.

The Compensation Committee believes that if these objectives are consistently achieved, shareholder value will be enhanced over time.

COMPONENTS OF TOTAL COMPENSATION

Total compensation for executive officers generally consists of the following components:

•       Annual base salary

•       Annual Value Share

•       Performance Stock Award Program

•       Company matches to the 401(k) Savings Plan

•       Team Member Stock Purchase Plan

•       Company paid life insurance premiums

In addition, prior to fiscal 2005, the executive compensation philosophy also included providing long-term equity incentives through the grant of stock options. Stock options generally had exercise prices equal to the market price of the Company’s Common Stock on the date of grant and a six- to ten-year term. Some stock options previously issued remain outstanding, but because of the Committee’s desire to move away from stock options as a form of long-term equity incentives, no stock options have been granted since May 2003.

Base Salary

The Committee periodically reviews the base salaries of all of the executive officers. Base salaries are determined by the committee after consideration of each individual’s responsibility and competitive pay practices. Once fixed, the base salary is not affected by TESSCO’s performance.

Annual Value Share

This annual cash incentive is available for all TESSCO team members, including the executive officers, and is determined entirely on the basis of Company, unit and individual performance, as measured against performance targets established early in the fiscal year. The performance targets are aligned with the Company’s growth and diversification strategies and include measures of earnings per share, growth in commercial buying customers, and various productivity measurements and team member survey results. In the case of executive officers, the Committee also evaluates each executive’s leadership skills and contribution by considering a variety of factors including collaboration within the organization and the individual’s ability to drive bottom line results.

Performance Stock Award Program

The Committee believes that providing equity based rewards to senior leaders and key contributors who are responsible for developing and executing the Company’s growth strategies is in the best interests of all shareholders. The Committee also believes that moving the Company’s equity based compensation away from stock options to performance-based and time-vested stock grants is aligned with long-term shareholder interests. To these ends, beginning in fiscal 2005 and continuing in fiscal May 2006 the Committee granted Performance Stock Units (PSUs) under the Amended and Restated 1994 Stock and Incentive Plan.

Shares covered by the awards granted to executive officers in fiscal 2005 can be earned if individual performance metrics and annual or cumulative earnings per share targets are met. These targets extend over a three-year performance cycle, consisting of the fiscal years ending in March 2005, 2006 and 2007. Any shares earned as of the end of a measurement period vest and are issued in equal annual installments beginning in May following the corresponding measurement period and continuing through May 2008, provided that the participant remains employed by or associated with the Company until the respective share issuance dates. The earnings per share targets for each of the three fiscal years, and cumulatively over the three-year period, were set in April 2004 and represent continual increases in annual earnings per share, after the projected impact of these grants. The internal threshold and goal targets set in 2004 and applicable to these awards for fiscal 2005 were $1.02 and $1.57, respectively, and are $1.23 and $2.30, respectively for fiscal 2006. These targets, which include the projected impact of share issuances on earnings per share, were established for internal purposes relative to the administration of these PSUs and should not be construed, and the reader is cautioned not to construe these targets, in the nature of earnings guidance.

In May 2005, the Committee granted additional PSUs that entitle executive officer recipients to earn shares of the Company’s Common Stock depending upon whether in fiscal 2006 certain threshold or goal earnings per share targets are met and individual performance metrics are satisfied. In light of recent developments regarding the Company’s upcoming loss of a significant affinity relationship, the Board and the Committee view fiscal 2006 as a particularly important year as the Company transitions away from this large affinity relationship and have determined that providing incentives to key individuals who are expected to play important roles in this transition is in the best interests of the Company and its shareholders. Also in light of these developments, the internal threshold and goal targets applicable to these awards for fiscal 2006 were set by the Committee at $1.20 and $1.50, respectively. These targets, which include the projected impact of share issuances on earnings per share, were established for internal purposes relative to the administration of these PSUs and should not be construed, and the reader is cautioned not to construe these targets, in the nature of earnings guidance.

Company Matches to the 401(k) Plan

Eligible contributing team members, including executive officers, receive a minimum level of Company match regardless of the Company’s performance and receive an additional discretionary match based on the achievement of certain performance targets that were set early in the year. Typically, this match has consisted of cash and the Company’s Common Stock.

Team Member Stock Purchase Plan

This plan permits eligible team members, including executive officers, to purchase shares of the Company’s Common Stock at 85% of the lower of the market price on the first day of the six-month period and the market price on the last day of the same six-month period.

Company Paid Life Insurance Premiums

The Company purchases Life Insurance Policies on all officers, including the Company’s CEO and executive officers. The beneficiaries on the policies are generally family members of the individual officers.

COMPENSATION OF THE CHIEF EXECUTIVE AND OTHER EXECUTIVE OFFICERS

The non-employee directors meet each year in executive session to evaluate the performance of the Chief Executive Officer, the results of which are used to determine his compensation.

Mr. Barnhill’s base salary is currently $450,000. His base salary has been $450,000 since April 2000.

For fiscal 2005, Mr. Barnhill’s cash bonus target was set at 75% of his annual salary. Based on the Company’s earnings per share and commercial buyer growth, as well as Mr. Barnhill’s unit and individual performance, the Committee awarded Mr. Barnhill a $180,000 annual cash Value Share payment for fiscal 2005, or 53% of the cash bonus target. For fiscal 2006, the Committee set Mr. Barnhill’s cash bonus target at 100% of his base salary. The Committee believes this increase in potential maximum cash bonus is appropriate because Mr. Barnhill’s base compensation has not increased since 2000 and the Committee wishes to make more of his total compensation variable in nature.

In the process of reviewing each component of Mr. Barnhill’s compensation separately and in the aggregate, the Committee considers “internal pay equity” (the relationship between the compensation of the CEO and that of the other executive officers). The Committee believes that the relative difference between CEO compensation and the compensation of other executive officers is reasonable.

The Committee also reviewed perquisites and other compensation paid to Mr. Barnhill for fiscal 2005, and found these amounts to be reasonable.

In addition to the review of the CEO’s compensation, the Committee has reviewed all components of other executive officer compensation, and based on this review, the Committee finds the CEO’s and other executive officer’s total compensation in the aggregate to be reasonable and not excessive.

COMMITTEE MEETINGS

The Compensation Committee generally meets quarterly to discuss the status of annual reward plan calculations, proposed changes to the Company’s organizational chart, and other topics. When making determinations regarding proposed changes in executive compensation, the Committee normally begins by reviewing any proposals with management. Committee members then have additional time to deliberate, ask for additional information and raise additional questions. This discussion is typically continued at a later committee meeting, after which a vote is taken.

Respectfully,
John D. Beletic
Dennis J. Shaughnessy
Morton F. Zifferer, Jr.

Stock Performance Graph

The chart set forth below shows the value of an investment of $100 on March 28, 2000 in each of the Company’s Common Stock, the Russell 2000 index and peer issuers for the period March 28, 2000 to March 27, 2005. All values assume reinvestment of the pre-tax value of dividends.

Comparison of Cumulative Total Return
Value of Investment of $100 on March 28, 2000

The peer issuers consist of the following companies engaged in the telecommunications retail and/or wholesale product distribution industry: Cellstar Corporation; Brightpoint, Inc.; Ingram Micro Inc.; Somera Communications Inc.; W.W. Grainger, Inc.; and Anixter International Inc. All of the current peer group issuers were publicly traded as of March 27, 2005. Andrew Corporation was included in the comparable chart in the Company’s proxy statement last year and is not included in the chart above. After evaluation, it was determined that Andrew Corporation’s primary business is manufacturing as opposed to product distribution which is the primary business of the Company and the other companies in the peer group.

Report of the Audit Committee

The Audit Committee is comprised solely of directors who are “independent” within the meaning of the Securities and Exchange Commission rules and Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website (www.tessco.com), under the heading “Corporate”. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

The Audit Committee has an agenda for the year that includes reviewing the Company’s financial statements, internal control over financial reporting and disclosure and audit matters. The Audit Committee also monitors the activities and performance of the Company’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young LLP. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee. See “Principal Accountant Fees and Services” below for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2005 and 2004.

The Audit Committee meets each quarter with Ernst & Young LLP and management to review the Company’s interim financial results before the publication of TESSCO’s quarterly earnings press releases. Management’s and the independent registered public accounting firm’s presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent firm. In addition, the Audit Committee generally oversees internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Company team members, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

The Committee has reviewed and discussed the fiscal year ended March 27, 2005 consolidated financial statements with management and Ernst & Young LLP, as the Company’s independent registered public accounting firm for that period. Management represented to the Committee that these consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and Ernst & Young LLP as the Company’s independent registered public accounting firm represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committee.”

The Company’s independent auditor for fiscal year ended March 27, 2005, Ernst & Young LLP, also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the independent auditor that firm’s independence.

Following the Committee’s discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended March 27, 2005.

Respectfully,
Jerome C. Eppler
Benn R. Konsynski, Ph.D.
Morton F. Zifferer, Jr.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal years 2005 and 2004:

	2005	2004
Audit Fees(1)	$278,707	$189,813
Audit Related Fees(2)	13,073	—
Tax Fees(3)	47,147	64,925
All Other Fees	—	—
Total	$338,927	$254,738

(1)          Audit services of Ernst & Young LLP for fiscal years 2005 and 2004 consisted of the examination of the consolidated financial statements of the Company, quarterly review of financial statements and advisory services on technical issues related to the audit.

(2)          These fees represent advisory services and review of documentation related to the Company’s internal controls over financial reporting.

(3)          Represents fees for tax preparation and federal, state and local tax matters. The Audit Committee considered whether the provision by Ernst & Young LLP of non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP with respect to the Company.

Pursuant to the Company’s Audit Committee Charter, all audit services and permitted non-audit services to be performed for the Company by its outside auditor are approved by the Audit Committee. The Committee has delegated authority to one or more members to pre-approve audit and permitted non-audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Committee at its next scheduled meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no “interlocks” (as defined by the rules of the Securities and Exchange Commission) with respect to any member of the Compensation Committee of the Board of Directors, and the Compensation Committee consists entirely of independent, non-employee directors.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to our team members, including all of our officers and directors, and particularly our chief executive officer, chief financial officer, principal accounting officer and other persons performing similar functions. This code is available on our Web site (http://www.tessco.com) under the heading “Corporate.” We will promptly disclose on our Web site any amendments to, and waivers from, our code of business conduct and ethics, if and when required.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Insiders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon the review of the copies of such reports furnished to us or written representations that no other reports were required during the fiscal year ended March 27, 2005, all of these executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Any shareholder proposal intended for inclusion in the proxy material for the 2006 Annual Meeting of Shareholders must be received in writing by the Company, at the address set forth on the first page of this Proxy Statement, on or before February 17, 2006. Any such proposal will be subject to the requirements of Exchange Act Rule 14a-8.

If a shareholder intends to submit a proposal at the 2006 annual meeting that is not eligible or submitted for inclusion in the proxy statement and proxy, the shareholder must do so no later than May 3, 2006. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when the proposal is raised at the 2006 annual meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the Annual Meeting. Delivery of a proxy, however, confers on the designated proxy, discretionary authority to vote the shares in accordance with their discretion on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference

Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, or at the Securities and Exchange Commission’s regional offices located at 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604, or by way of the Securities and Exchange Commission’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person receiving this proxy statement, upon the written request of such person, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year ended March 27, 2005. Written requests for a copy of the Company’s Annual Report on Form 10-K should be directed to David M. Young, Corporate Secretary, 11126 McCormick Road, Hunt Valley, Maryland 21031.

By Order of the Board of Directors,

David M. Young
Corporate Secretary
June 16, 2005

THIS PROXY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES NAMED BELOW FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please mark your votes as indicated in this example

The Board of Directors recommends a vote “FOR” all nominees named in Proposal 1, and “FOR” Proposal 2.

1.	Proposal 1:	To elect two (2) directors for a three (3) year term ending at the Annual Meeting of Shareholders to be held in 2008 and until their respective successors are duly elected and qualify.

FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below

☐	☐

Nominees: 01 Robert B. Barnhill, Jr. 02 Benn R. Konsynski

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), strike a line through the name of the nominee(s) above.

2.	Proposal 2:	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

FOR	AGAINST	ABSTAIN

☐	☐	☐

The proxies named herein are hereby authorized to vote in their discretion upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof, including any proposal presented for any adjournment of the meeting.

Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and proxy statement are hereby incorporated by reference into this proxy.  The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or postponement thereof.

(Please sign, date and promptly return this proxy in the enclosed envelope.  No postage is required if mailed in the United States.)

Signature	Signature	Date

(Please sign exactly as your name appears hereon.  Executors, administrators, guardians, officers signing for corporations, trustees and attorneys should give full title.  For joint owners, both owners should sign.)

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/tess Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

TESSCO TECHNOLOGIES INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS, July 21, 2005
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT B. BARNHILL, JR. and DAVID M. YOUNG, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of TESSCO Technologies Incorporated to be held Thursday, July 21, 2005 at 9:00 a.m., at the Company’s offices located at 4775 Aircenter Circle, Reno, Nevada 89502 and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY TIMELY PROVIDING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

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